UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 24, 2016
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In order to maintain market competitiveness and aid in retention of our senior executives, on February 24, 2016, the Compensation Committee (the "Committee") of Lincoln National Corporation's (the "Company" or "LNC") Board of Directors approved amendments to the Severance Plan for Officers of LNC (the "Plan").  Eligible officers under the Plan include members of LNC's senior management committee, which is made up of its executive officers (as disclosed in LNC's most recent Form 10-K), but excluding the President and Chief Executive Officer.  The Plan provides for benefits that are payable in the event of a "Job Elimination" as that term is defined under the Plan.

With respect to the senior management committee members, the significant Plan amendments include:

•	increase the severance period from 52 to 78 weeks;
•	change the amount of severance to include target bonus in addition to base salary;
•	modify the timing of severance payments; and
•	eliminate the weekly stipend and add a reimbursement for COBRA premiums paid.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is attached as Exhibit 10 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10	Severance Plan for Officers of LNC (Amended and Restated effective as of February 24, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By /s/ Randal J. Freitag
Name: Randal J. Freitag
Title: Executive Vice President and
Chief Financial Officer

Date:  March 1, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

10	Severance Plan for Officers of LNC (Amended and Restated effective as of February 24, 2016)